Exhibit 5.1

August 31, 2026

Under Armour, Inc.

101 Performance Drive

Baltimore, Maryland 21230

Ladies and Gentlemen:

I have acted as counsel for Under Armour, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”), as it may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) shares of the Company’s Class A common stock, par value $0.0003 1/3 per share (the “Class A Stock”), (ii) shares of the Company’s Class C common stock, par value $0.0003 1/3 per share (the “Class C Stock”), (iii) shares of the Company’s preferred stock (the “Preferred Stock”), (iv) one or more series of the Company’s debt securities (the “Debt Securities”) and (v) the Company’s warrants to purchase Class A Stock, Class C Stock, Preferred Stock, Debt Securities and/or other securities, properties or assets (the “Warrants”).

The rights, preferences and designations of the Preferred Stock may be issued pursuant to articles supplementary to the Company’s Charter (as defined below). The Debt Securities may be issued pursuant to a base indenture, dated as of June 13, 2016 (as it may be amended or supplemented from time to time, the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), incorporated into the Registration Statement by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (Reg. No. 001-33202) filed with the Commission on June 13, 2016. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) by and between the Company and a financial institution identified therein as the warrant agent. The Indenture, the Warrants, and the Warrant Agreements and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

In connection with this opinion letter, I, or persons reporting to me, have (i) investigated such questions of law, (ii) examined the originals or certified, conformed, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and its subsidiaries and others, in each case, as I have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to me as conformed, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, representations and warranties contained in the Documents and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company and its subsidiaries and others. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on my part, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed herein, I have assumed that (i) the parties to the Documents (other than the Company) are validly existing and in good standing under the laws of their respective jurisdictions of organization; (ii) the Company will have sufficient authorized but unissued and unreserved shares of Class A Stock, Class C Stock and Preferred Stock on the date of any issuance of shares thereof registered pursuant to the Registration Statement; (iii) the parties to the Documents (other than the Company) had or will have the power and authority to (a) execute and deliver the Documents, (b) perform their obligations thereunder and (c) consummate the transactions contemplated thereby; (iv) other than the Company, each of the Documents has been or will be duly authorized, executed and delivered by all of the parties thereto, and the execution thereof does not violate the charter, the bylaws or any other organizational document of any such parties or the laws of the jurisdiction of organization of any such parties; (v) each of the Documents constitutes or will constitute a valid and binding obligation of all of the parties thereto, enforceable against such parties in accordance with their respective terms and (vi) the parties to the Documents will comply with all of their covenants, agreements and obligations under the Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.	The Company is a corporation validly existing in good standing under the laws of the State of Maryland;

2.

The Company has the corporate power and authority to issue and sell the Class A Stock, Class C Stock, Preferred Stock, Debt Securities and/or Warrants, to perform its obligations thereunder and to consummate the applicable transactions contemplated thereby;

3.

When the Board of Directors (the “Board”) of the Company or the Finance and Capital Planning Committee of the Board (the “Finance Committee”) takes all necessary corporate action in conformity with (i) the Maryland General Corporation Law (the “MGCL”) and (ii) the Company’s Amended and Restated Articles of Incorporation and Articles Supplementary setting forth the terms of the Class C Stock (the “Articles Supplementary” and, together with the Amended and Restated Articles of Incorporation, the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), to approve the issuance and sale of the Class A Stock, Class C Stock, Preferred Stock, Debt Securities and/or Warrants, as the case may be, the Class A Stock, Class C Stock, Preferred Stock, Debt Securities and/or Warrants will be duly authorized by all necessary corporate action on the part of the Company;

4.

When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of such shares of Class A Stock by the Company (including any Class A Stock duly issued upon the exercise of any Warrants exercisable for Class A Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Class A Stock) registered pursuant to the Registration Statement have been duly approved by the Board or the Finance Committee in conformity with the Company’s Charter and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such shares of Class A Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement, such shares of Class A Stock will be validly issued, fully paid and non-assessable;

5.

When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) the terms of the issuance and sale of such shares of Class C Stock by the Company (including any Class C Stock duly issued upon the exercise of any Warrants exercisable for Class C Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Class C Stock) registered pursuant to the Registration Statement have been duly approved by the Board or the Finance Committee in conformity with the Company’s Charter and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (iii) such shares of Class C Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement, such shares of Class C Stock will be validly issued, fully paid and non-assessable; and

6.

When (i) the Registration Statement and any amendments thereto (including any post-effective amendments) have become effective under the Securities Act, (ii) in accordance with the applicable provisions of the MGCL and in conformity with the Company’s Charter and Bylaws, (a) the Board or the Finance Committee has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a class or series of Preferred Stock registered pursuant to the Registration Statement and adopted appropriate articles supplementary to the Charter relating to the class or series of Preferred Stock to be sold under the Registration Statement (in each such case, “Preferred Articles Supplementary”) and (b) the Preferred Articles Supplementary have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board or the Finance Committee in conformity with the Company’s Charter and Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value (if any) thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement, the Prospectus and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

I am admitted to practice law only in the State of Maryland. The opinions expressed herein are limited to the laws of the State of Maryland, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein.

The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I consent to the filing of this opinion as an exhibit to the Registration Statement to be filed by the Company and to the references to me in such Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Mehri Shadman
Chief Legal and People Officer, Corporate Secretary

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